EXHIBIT 99.1
Sarah Zaozirny Director - Investor Relations
Investor Update	Issue Date:	June 02, 2004

This report contains forward-looking statements that are not limited to historical facts, but reflect our current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in our 2003 10-K and our other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition and industry conditions including the demand for air travel, airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. In addition to the foregoing risks, there can be no assurance that the company will be able to achieve the pre-tax benefits from the revenue-generating and cost-reducing initiatives discussed previously, some of which will depend, among other matters, on customer acceptance and competitor actions. We undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

Current News

Earlier in the quarter Continental announced that it may be forced to consider additional furloughs, wage and benefit concessions and reduced pension funding to offset a portion of the economic impact of continued high oil prices. Crude oil continues to trade above $40 per barrel. In March 2003, when Continental originally planned for breakeven results in 2004, it expected jet fuel prices to average approximately $.68 per gallon for the year. At today's prices of approximately $1.13 per gallon, Continental faces more than an additional $700 million in annual operating expenses. With fuel prices at these levels and the current weak fare environment, the company expects to post a loss in the quarter ending June 30 and a significant loss for 2004 and beyond.

Second Quarter 2004 results are expected to include pre-tax charges of approximately $37 million ($23 million after taxes) related to MD80 aircraft retirements.

Cargo, mail and other revenue continues to come in strong and we estimate that it will total approximately $180 million per quarter for the remainder of the year.

Please note that we have changed the presentation of fuel related taxes. Previously, fuel related taxes were recorded in Other Operating Expenses. We now record fuel related taxes in the Fuel Expense and Related Taxes line item and have reclassified prior year amounts to conform to this presentation. Fuel taxes, along with fuel expense, are now excluded in our Cost per Available Seat Mile ex-Fuel (CASM ex-Fuel) guidance.

Tax Sharing Agreement with ExpressJet Holding, Inc.
Continental expects to receive approximately $40 million in 2004 and $20 million in 2005 related to a tax-sharing agreement with ExpressJet Holdings, Inc. For more information regarding this tax-sharing agreement, please see our 2003 10-K.

Targeted Cash Balance
Continental anticipates ending the second quarter of 2004 with an unrestricted cash and short-term investments balance between $1.5 and $1.6 billion.

Advanced Bookings - Six Week Outlook
Advanced bookings outlook by region through mid-July is as follows:

Domestic bookings are running slightly below last year. We expect second quarter domestic load factor will average about 78%. We continue to expect second quarter domestic yields to be down slightly year-over-year (yoy).

TransAtlantic bookings currently indicate that second quarter load factor will be up yoy despite a capacity increase of 30%.

Latin bookings currently indicate that second quarter load factor will be down a couple of points on a capacity increase of about 13% for the quarter.

Pacific bookings remain well ahead of last year and we expect second quarter load factor will improve by approximately 14 pts yoy.

2004 Estimated Year-over-Year %Change
ASMs	2nd Qtr.(E)	Full Year(E)
Domestic Latin America Transatlantic Pacific Total Mainline System Regional	5.3% 13.2% 30.2% 26.2% 12.3% 25.6%	1.8% 12.3% 21.0% 10.0% 7.3% 24.5%
2004 Estimate
Load Factor	2nd Qtr.(E)	Full Year(E)
Mainline Regional	77 - 78% 72 - 73%	76 - 77% 71 - 72%
2004 Estimate (cents)
Mainline Operating Statistics	2nd Qtr.(E)	Full Year(E)
CASM Less: Special items per ASM (a) CASM Less Special Items (b) Fuel Cost & Fuel Taxes per ASM CASM Less Fuel, Fuel Taxes & Special Items (c)	9.53 - 9.58 0.17 9.36 - 9.41 1.77 7.59 - 7.64	9.57 - 9.62 0.11 9.46 - 9.51 1.74 7.72 -7.77

2004 Estimate (cents)
Consolidated Operating Statistics	2nd Qtr.(E)	Full Year(E)
CASM Less: Special items per ASM (a) CASM Less Special Items (b) Fuel Cost & Fuel Taxes per ASM CASM less Fuel, Fuel Taxes & Special Items (c)	10.34 - 10.39 0.15 10.19 - 10.24 1.88 8.31 - 8.36	10.40 - 10.45 0.10 10.30 - 10.35 1.85 8.45 - 8.50

Consolidated is defined as mainline plus regional.

2004 Estimate
Fuel Gallons Consumed	2nd Qtr.(E)	Full Year(E)
Mainline Regional Fuel Price per Gallon (including fuel taxes)	338 Million 64 Million $1.13	1,322 Million 259 Million $1.11

Please note that we have changed the presentation of fuel price per gallon to include related taxes on fuel.
Fuel Hedges	% of Volume Hedged	Wtd. Average Strike Price of Caps
Second Quarter Third Quarter Third Quarter Total Fourth Quarter Fourth Quarter Total	80% 20% 25% 45% 20% 25% 45%	$40.00/Barrel $32.00/Barrel $40.00/Barrel $36.40/Barrel $32.00/Barrel $40.00/Barrel $36.50/Barrel
2004 Estimated Amounts ($Millions)
Selected Expense Amounts	2nd Qtr.(E)	Full Year(E)
Aircraft Rent Landing Fees & Other Rentals Depreciation & Amortization Net Interest Expense	$220 $165 $105 $90	$890 $645 $420 $355

Continental Airlines, Inc. Tax Computation
2004 Estimate
	2nd Qtr.(E)	Full Year(E)
Taxes on Profit/(Loss) Permanent Tax Differences Total Tax	Tax Rate of 36.8% $ 2.5 Million Sum of the Above	Tax Rate of 36.8% $10 Million Sum of the Above	Debit /(Credit) Debit Debit/(Credit)

Permanent tax differences are primarily related to non-deductible per diems, meals and entertainment.

Cash Capital Expenditures	2004 Estimate ($Millions)
Fleet & Fleet Related Non-Fleet Rotable Parts & Capitalized Interest Total Net Purchase Deposits Total Cash Capital Expenditures	$70 125 65 $260 (115) $145

EPS Estimated Share Count
Share count estimates for calculating basic and diluted earnings per share at different income levels are as follows:

Second Quarter 2004 (Millions)
Quarterly	Number of Shares
Earnings Level	Basic	Diluted	Interest Addback
Over $36 Between $19 - $36 Between $0 - $19 Net Loss	66.1 66.1 66.1 66.1	75.3 71.2 66.2 66.1	$3.6 $1.4 -- --
Full Year 2004 (Millions)
Year-to-date	Number of Shares
Earnings Level	Basic	Diluted	Interest Addback
Over $142 Between $75 - $142 Between $0 - $75 Net Loss	66.2 66.2 66.2 66.2	75.4 71.3 66.3 66.2	$14.2 $5.7 -- --

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual EPS calculation will likely be different from those set forth above.

Reconciliation of GAAP to Non-GAAP Financial Information
(millions except CASM data)
Mainline	2nd Qtr. Range(E)		Full Year Range(E)
Operating Expenses - GAAP	$ 2,051	$ 2,062	$ 8,046	$ 8,088
Items Excluded
Special Items (a)	$ (37)	$ (37)	$ (91)	$ (91)
Aircraft Fuel & Related Taxes	$ (382)	$ (382)	$ (1,467)	$ (1,467)
Operating Expenses - Non GAAP	$ 1,632	$ 1,643	$ 6,488	$ 6,530

ASMs (millions)	21,520	21,520	84,080	84,080

CASM-GAAP (cents)	9.53	9.58	9.57	9.62
CASM Excluding Special Items (b)	9.36	9.41	9.46	9.51
CASM Excluding Fuel, Fuel Taxes & Special Items - Non-GAAP (cents) (c)	7.59	7.64	7.72	7.77

Consolidated (Mainline plus Regional)	2nd Qtr. Range(E)		Full Year Range(E)
Operating Expenses - GAAP	$ 2,495	$ 2,507	$ 9,838	$ 9,886
Items Excluded (a)
Special Items	$ (37)	$ (37)	$ (91)	$ (91)
Aircraft Fuel & Related Taxes	$ (454)	$ (454)	$ (1,755)	$ (1,755)
Operating Expenses - Non GAAP	$ 2,004	$ 2,016	$ 7,992	$ 8,040

ASMs	24,130	24,130	94,600	94,600

CASM-Non-GAAP (cents)	10.34	10.39	10.40	10.45
CASM Excluding Special Items (b)	10.19	10.24	10.30	10.35
CASM Excluding Fuel, Fuel Taxes & Special Items - Non-GAAP (cents) (c)	8.31	8.36	8.45	8.50

(a) Special items include $55 million and $37 million of pre-tax charges during the first and second quarters of 2004, respectively, primarily relating to MD80 aircraft retirements.

(b) Cost per available seat mile excluding special items is computed by subtracting special items from operating expenses and dividing by available seat miles. This statistic provides management and investors the ability to measure and monitor Continental's cost performance on a consistent basis.

(c) Cost per available seat mile excluding fuel, fuel taxes and special items is computed by multiplying fuel price per gallon, including fuel taxes, by fuel gallons consumed and subtracting that amount from operating expenses then dividing by available seat miles. This statistic provides management and investors the ability to measure and monitor Continental's cost performance absent fuel price volatility. Both the cost and availability of fuel are subject to many economic and political factors and therefore are beyond our control.